UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2012

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive
Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 31, 2012, we held our annual meeting of stockholders. A total of 13,445,926 shares of our common stock were outstanding as of April 4, 2012, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Samuel H. Armacost, Mary B. Cranston, Leslie G. Denend, Ph.D., Michael R. Gaulke, Paul R. Johnson, Ph.D., Stephen C. Riggins, and John B. Shoven, Ph.D. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker non-votes
Samuel H. Armacost	11,273,176	302,211	8,245	1,100,540
Mary B. Cranston	10,855,426	719,314	8,892	1,100,540
Leslie G. Denend, Ph.D.	11,299,984	273,056	10,592	1,100,540
Michael R. Gaulke	11,497,587	78,822	7,223	1,100,540
Paul R. Johnston, Ph.D.	11,498,355	79,089	6,188	1,100,540
Stephen C. Riggins	11,302,784	271,756	9,092	1,100,540
John B. Shoven, Ph.D.	11,279,519	295,221	8,892	1,100,540

Proposal Two: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2012

Our stockholders ratified our selection of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 28, 2012. The results of the vote were as follows:

For	12,605,626

Against	68,809

Abstentions	9,737

Proposal Three: Advisory Vote on Executive Compensation for Fiscal 2011

Our stockholders approved, on an advisory basis, the fiscal 2011 compensation of our named executive officers in accordance with SEC rules. The results of the vote were as follows:

For	11,268,403

Against	271,040

Abstentions	44,189

Broker non-votes	1,100,540

Proposal Four: Approval of Amendment of the Amended and Restated 2008 Equity Incentive Plan

Our stockholders voted to amend our Amended and Restated 2008 Equity Incentive Plan to increase the maximum number of shares of our common stock issuable under the plan to 2,414,075 shares. The results of the vote were as follows:

For	9,616,304

Against	1,918,934

Abstentions	48,394

Broker non-votes	1,100,540

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

	By:	/s/ Richard L. Schlenker
	Name:	Richard L. Schlenker
	Title:	Chief Financial Officer

Date: June 4, 2012